UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

SEARCHCORE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51225	43-2041643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Northeast Loop 323 Tyler, TX 75708 (Address of principal executive offices) (zip code)

(800) 727-1024 (Registrant’s telephone number, including area code)

_____________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.02. Termination of a Material Definitive Agreement.

On February 26, 2015, we repaid the promissory note to KBM Enterprises, LLC, that on August 26, 2014, we entered into in connection with a Securities Purchase Agreement, pursuant to which we sold KBM Enterprises an 8% Convertible Promissory Note in the principal amount of Forty Seven Thousand Five Hundred Dollars ($47,500) (the “Note”). We repaid the entire principal balance of the Note plus accrued interest and a prepayment premium, in the total amount of Sixty Three Thousand Six Hundred Forty Four Dollars and Eighty Cents ($63,644.80).

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

LG Capital Funding, LLC

On February 24, 2015, we entered into a Securities Purchase Agreement with LG Capital Funding, LLC (“LG Capital”), pursuant to which we sold to LG Capital an 8% Convertible Promissory Note in the original principal amount of $105,000 (the “Note”). The Note has a maturity date of February 24, 2016, and is convertible after 170 days into our common stock at a forty two percent (42%) discount from the lowest trading price of our common stock, as reported by any exchange upon which our common stock is then traded, for the ten (10) trading days prior to our receipt of notice from the Note holder to exercise this conversion feature. The conversion price shall be subject to a minimum conversion price of $0.0001 per share (the “floor price”), but in the event that the floor price is triggered, the conversion discount shall increase from forty two percent (42%) to fifty two (52%), calculated against the floor price. Interest accrued on the Note shall be payable in shares of our common stock, calculated using the same conversion formula. The Note can be prepaid by us at a premium as follows: (a) between 0 and 90 days after issuance – 120% of the principal amount; (b) between 91 and 150 days after issuance – 130% of the principal amount; (c) between 151 and 180 days after issuance – 140% of the principal amount. There is no right to prepay the Note after 180 days. The purchase and sale of the Note closed on February 27, 2015, the date that the purchase price was delivered to us.

The issuance of the Note was exempt from the registration requirements under the Securities Act of 1933 pursuant to Rule 506 of Regulation D thereof. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

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Adnant, LLC

On February 6, 2015, we issued six hundred and fifty thousand (650,000) shares of our common stock, restricted in accordance with Rule 144, to a third-party for services rendered.

The issuance was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) promulgated thereunder. The shareholder was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

10.1(1)	Securities Purchase Agreement dated August 26, 2014

10.2(1)	Convertible Promissory Note dated August 26, 2014

10.3	Securities Purchase Agreement dated February 24, 2015

10.4	Convertible Promissory Note dated February 24, 2015

(1) Incorporated by reference from our Current Report on Form 8-K dated August 28, 2014, and filed with the Securities and Exchange Commission on September 3, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SearchCore, Inc.

Dated: March 4, 2015	By:	/s/ James Pakulis
James Pakulis
	Its:	President and Chief Executive Officer

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